EXHIBIT 99.2

FIRST EVANSTON BANCORP, INC.

Evanston, Illinois

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

FIRST EVANSTON BANCORP, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2018

(UNAUDITED)

(Dollars in thousands)

March 31,
2018
ASSETS
Cash and due from banks	$96,476
Securities available for sale	135,215
Other investments	3,287
Loans, net of allowance for loan losses	898,774
Premises and equipment, net	10,125
Accrued interest and other assets	9,805

$1,153,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Demand non-interest bearing	$363,180
Demand-interest bearing	35,439
NOW and money market accounts	318,538
Savings	53,881
Time deposits	270,702
1,041,740

Subordinated debentures	10,000
Accrued interest and other liabilities	3,347
1,055,087
Stockholders’ equity
Common stock - no par value: 2,000,000 shares authorized; 1,877,785 shares issued at March 31, 2018	418
Paid-in surplus	46,455
Retained earnings	70,004
Treasury stock, at cost – 204,517 shares at March 31, 2018	(16,869)
Accumulated other comprehensive income (loss)	(1,413)
98,595
$1,153,682

See accompanying notes to condensed consolidated financial statements.

1.

FIRST EVANSTON BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Dollars in thousands, except per share data)

	Three months ended
	March 31,
	2018	2017
Interest income
Loans, including fees	$10,177	$8,889
Taxable securities	445	361
Tax-exempt securities	109	112
Interest bearing deposits	326	200
	11,057	9,562
Interest expense
Deposits	1,348	734
Subordinated debentures	87	69
FHLB advances and other	-	8
	1,435	811

Net interest income	9,622	8,751

Provision for loan losses	300	300

Net interest income after provision for loan losses	9,322	8,451

Other income
Deposit service charges and fees	484	486
Loan brokerage and other fees	34	37
Trust department income	661	563
Rental income	40	41
Other income	233	221
	1,452	1,348

Other expense
Salaries and benefits	4,290	4,369
Occupancy expense	494	467
Furniture and equipment expense	168	179
Marketing expense	239	214
Data processing	624	581
FDIC insurance expense	200	165
Legal and professional fees	44	229
Other expenses	909	593
	6,968	6,797

Income before income taxes	3,806	3,002

Provision for income taxes	1,051	1,128

Net income	$2,755	$1,874

Basic income per share	$1.65	$1.12

Diluted income per share	$1.60	$1.10

See accompanying notes to condensed consolidated financial statements.

2.

FIRST EVANSTON BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(Dollars in thousands)

	Three months ended
	March 31,
	2018	2017
Net income	$2,755	$1,874

Other comprehensive income:
Unrealized gains/losses on securities:
Unrealized holding gain/(loss) arising during the period	(578)	316
Reclassification adjustment for (gains) losses included in net income	-	-
Tax effect	164	(122)
Total other comprehensive income (loss)	(414)	194
Comprehensive income	$2,341	$2,068

See accompanying notes to condensed consolidated financial statements.

3.

FIRST EVANSTON BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Three months ended March 31, 2018 and 2017

(UNAUDITED)

(Dollars in thousands)

						Accumulated	Total
	Common					Other	Stock-
	Shares	Common	Paid-In	Retained	Treasury	Comprehensive	holders’
	Outstanding	Stock	Surplus	Earnings	Stock	Income (loss)	Equity

Balance at January 1, 2018	1,669,808	$417	$45,650	$67,249	$(16,277)	$(999)	$96,040

Net income	-	-	-	2,755	-	-	2,755
Total other comprehensive loss	-	-	-	-	-	(414)	(414)
Stock option expense	-	-	63	-	-	-	63
Exercise of stock options	8,960	2	452	-	-	-	454
Expense from earned restricted performance shares	-	-	290	-	-	-	290
Purchase of treasury stock	(5,500)	(1)	-	-	(592)	-	(593)

Balance at March 31, 2018	1,673,268	$418	$46,455	$70,004	$(16,869)	$(1,413)	$98,595

Balance at January 1, 2017	1,684,324	$421	$35,121	$59,394	$(4,088)	$(522)	$90,326
Net income	-	-	-	1,874	-	-	1,874
Total other comprehensive income	-	-	-	-	-	194	194
Stock option expense	-	-	109	-	-	-	109
Expense from earned restricted performance shares	-	-	552	-	-	-	552
Purchase of treasury stock	(8,644)	(2)	-	-	(516)	-	(518)

Balance at March 31, 2017	1,675,680	$419	$35,782	$61,268	$(4,604)	$(328)	$92,537

See accompanying notes to condensed consolidated financial statements.

4.

FIRST EVANSTON BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	Three months ended
	March 31,
	2018	2017
Cash flows from operating activities
Net income	$2,755	$1,874
Adjustments to reconcile net income to net cash from operating activities
Depreciation	193	108
Net securities and other amortization	67	106
Provision for loan losses	300	300
Stock compensation expense	353	661
Change in accrued interest and other assets	1,206	508
Change in accrued interest and other liabilities	392	(947)
Net cash from operating activities	5,266	2,610

Cash flows from investing activities
Purchases of securities available for sale	-	(14,257)
Redemption of other investments	58	470
Proceeds from calls and maturities of securities available for sale	3,565	11,290
Net change in loans	4,295	(17,170)
Premises and equipment expenditures	(41)	(24)
Net cash from investing activities	7,877	(19,691)

Cash flows from financing activities
Net change in deposits	3,359	38,747
Borrowings on FHLB advances	-	10,000
Purchase of treasury stock	(593)	(518)
Proceeds from issuance of common stock from exercise of options	454	-
Net cash from financing activities	3,220	48,229

Net change in cash and cash equivalents	16,363	31,148

Cash and cash equivalents at beginning of year	80,113	83,863

Cash and cash equivalents at end of year	$96,476	$115,011

Supplemental disclosures of cash flow information:
Interest paid	$1,340	$702
Taxes paid	-	400

See accompanying notes to condensed consolidated financial statements.

5.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Nature of Operations:  The unaudited condensed financial statements include the accounts of First Evanston Bancorp, Inc. and its wholly owned subsidiary, First Bank & Trust (“the Bank”) (together referred to as “the Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

These interim financial statements do not include all the information and footnotes required by generally accepted accounting principles for the complete financial statements and should be read in conjunction with the Company’s most recent annual financial statements. The condensed consolidated financial statements have not been audited by an independent auditor, but in the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of financial statements, have been reflected herein. The results for the three months ended March 31, 2018 are not necessarily indicative of the results expected for the year ending December 31, 2018 or for any other future time period.

The Company provides banking and trust services through its offices in the Chicago suburbs. The Company’s primary source of funding is deposit products including checking, savings, and certificates of deposits. The Company also has funding capacity through the Federal Home Loan Bank, Federal Reserve Bank, and federal funds lines available with other financial institutions. The Company’s primary lending products are commercial business and commercial real estate loans. Substantially all loans are secured by various forms of collateral, including business assets, consumer property, real estate, and other items, although borrower cash flow is the primary source of repayment. The Company’s exposure to credit risk is significantly affected by changes in the economy in the greater Chicago area. While the loan portfolio is substantially commercial based, the Bank is not dependent on any single borrower.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, reported amounts of income and expenses, and disclosures concerning reported amounts of contingent assets and liabilities at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

Subsequent Events:  The Company has evaluated subsequent events for recognition, measurement, and disclosures.

Reclassifications:  Some items were reclassified to conform to the current presentation.

Accounting Pronouncements Adopted:

In January 2016, the FASB issued ASU 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Liabilities.  The main provisions of the update are to eliminate the available for sale classification of accounting for equity securities and to adjust the fair value disclosures for financial instruments carried at amortized costs such that the disclosed fair values represent an exit price as opposed to an entry price.  The provisions of this update will require that equity securities be carried at fair market value on the balance sheet and any periodic changes in value will be adjustments to the income statement.  A practical expedient is provided for equity securities without a readily determinable fair value, such that these securities can be carried at cost less any impairment.  The provisions of this update become effective for interim and annual periods beginning after December 15, 2017.  Management has concluded that the requirements of this update do not have a material impact on the Company’s financial position, results of operations or cash flows.

(Continued)

6.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2016, the FASB issued an update, ASU No. 2016-09, Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The guidance in this update affects any entity that issues share-based payment awards including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flow. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption was permitted. The Company adopted ASU 2016-09 in 2017. The impact of the adoption for the three month period ended March 31, 2017 was not material. During the fourth quarter of 2017, the Company recorded an income tax benefit of $2.53 million as a result of the adoption. This amount would have been recorded in paid-in surplus under previous guidance.

Impact of Recent Accounting Pronouncements:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The main provisions of the update require the identification of performance obligations within a contract and require the recognition of revenue based on a stand-alone allocation of contract revenue to each performance obligation.  Performance obligations may be satisfied and revenue recognized over a period of time if: 1) the customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs, or 2) the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced, or 3) the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.  For public entities the amendments of the update are effective for annual reporting periods beginning after December 15, 2017 including interim periods within that reporting period. As codified in ASU 2017-13, in an SEC staff announcement at the July 20, 2017, EITF meeting, specifically related to PBEs that qualify as a PBE solely due to the requirement to include or the inclusion of its financial statements or financial information in another entity’s SEC filing (certain PBEs), the SEC stated that it will allow certain PBEs to elect to apply the non-PBE effective dates for the revenue recognition and lease accounting standards only. For certain PBEs, the revenue recognition guidance is effective for Dec. 31, 2019, annual financial statements for calendar year-end entities. The Company made that election and did not adopt ASU 2014-09 on January 1, 2018. The Company’s revenue is primarily comprised of net interest income on financial asset and liabilities, which are excluded from the scope of ASU 2014-09. Management has concluded that the adoption of ASU 2014-09 will not have a material impact on the Company’s financial position, results of operations or cash flows. The most significant impact of ASU 2014-09 will be additional disclosures required for non-interest income.

In February 2016, the FASB issued an update (ASU No. 2016-02, Leases) creating FASB Topic 842, Leases. The guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and requiring more disclosures related to leasing transactions. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018.  Early adoption is permitted.  Management  has concluded that based on the Company’s current operating leases, the adoption of ASU 2016-02 will not have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), commonly referred to as “CECL.” The provisions of the update eliminate the probable initial recognition threshold under current GAAP which requires reserves to be based on an incurred loss methodology. Under CECL, reserves required for financial assets measured at amortized cost will reflect an organization’s estimate of all expected credit losses over the expected term of the financial asset and thereby require the use of reasonable and supportable forecasts to estimate future credit losses. Because CECL encompasses all financial assets carried at amortized cost, the requirement that reserves be established based on an organization’s reasonable and supportable estimate of expected credit losses extends to held to maturity

(Continued)

7.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

debt securities. Under the provisions of the update, credit losses recognized on available for sale debt securities will be presented as an allowance as opposed to a write-down. In addition, CECL will modify the accounting for purchased loans, with credit deterioration since origination, so that reserves are established at the date of acquisition for purchased loans. Under current GAAP a purchased loan’s contractual balance is adjusted to fair value through a credit discount and no reserve is recorded on the purchased loan upon acquisition. Since under CECL reserves will be established for purchased loans at the time of acquisition, the accounting for purchased loans is made more comparable to the accounting for originated loans. Finally, increased disclosure requirements under CECL oblige organizations to present the currently required credit quality disclosures disaggregated by the year of origination or vintage. FASB expects that the evaluation of underwriting standards and credit quality trends by financial statement users will be enhanced with the additional vintage disclosures. For public entities, the amendments of the update are effective beginning January 1, 2020. Management has initiated an implementation committee to assist in assessing data and system needs for the new standard. Management anticipates the effect will be an increase to the allowance for loan losses upon adoption.  However, the size of the overall increase is uncertain at this time.

In March 2017, the FASB issued ASU 2017-08, Receivables - Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amendments in this Update shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date.  The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The provisions of this update become effective for interim and annual periods beginning after December 15, 2018. Management has concluded that based on the Company’s current portfolio of investment securities that the adoption of these amendments will result in shorter amortization period for investment security premiums; however, the impact will not be material to interest income on investment securities.

In February 2018, the FASB issued ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law, which among other things reduced the maximum federal corporate tax rate from 35% to 21%. This Update addresses concerns about the guidance in current GAAP that requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with the effect included in income from continuing operations in the reporting period that includes the enactment date. That guidance is applicable even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in other comprehensive income (rather than in income from continuing operations). As a result of the adjustment of deferred taxes being required to be included in income from continuing operations, the tax effects of items within accumulated other comprehensive income (referred to as stranded tax effects for purposes of this Update) do not reflect the appropriate tax rate. This Update allows for an election to reclass between retained earnings and AOCI the impact of the federal income tax rate change. The amendments in this Update are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption of the amendments of this Update is permitted. The adoption of the standard is not expected to have a material impact to the financial statements.

(Continued)

8.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 2 - SECURITIES AVAILABLE FOR SALE

The fair value of securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
March 31, 2018
U.S. Treasury	$26,929	$-	$(197)	$26,732
U.S. government-sponsored entities	83,088	-	(1,383)	81,705
States and political subdivisions	27,174	1	(397)	26,778

	$137,191	$1	$(1,977)	$135,215

The fair value of securities available for sale at March 31, 2018 by contractual maturity was as follows:

	Amortized
	Cost	Fair Value
Due in one year or less	$30,975	$30,864
Due from one to five years	105,905	104,052
Due from five years through ten years	311	299

	$137,191	$135,215

Securities with a carrying value of $101,753,000 at March 31, 2018 were pledged to secure public deposits and for other purposes.

At March 31, 2018, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

Securities with unrealized losses at March 31, 2018 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
March 31, 2018
U.S. Treasury	$19,784	$(140)	$5,948	$(57)	$25,732	$(197)
U.S. government-sponsored entities	31,370	(636)	50,335	(747)	81,705	(1,383)
State and political subdivisions	20,427	(274)	4,374	(123)	24,801	(397)

Total temporarily impaired	$72,311	$(1,050)	$60,657	$(927)	$132,238	$(1,977)

The unrealized losses at March 31, 2018 have not been recognized into income because the issuers’ bonds are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to the current and projected rate environment and lower market liquidity.

(Continued)

9.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 2 - SECURITIES AVAILABLE FOR SALE (Continued)

U.S. government-sponsored entities primarily include bonds issued by the Federal Farm Credit Bank, Federal Home Loan Bank, Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. State and political subdivisions include taxable and tax-exempt bonds issued by various municipalities.

NOTE 3 - LOANS

Loans were as follows:

March 31,
2018

Commercial business	$366,722
Commercial real estate	395,696
Residential real estate	67,168
Home equity - first liens	45,537
Home equity - second liens	26,131
Installment and other	9,314
Total gross loans	$910,568
Deferred loan fees	(736)
Allowance for loan losses	(11,058)

$898,774

The Company has sold portions of certain loans to other unrelated entities; however, the sales do not qualify for sale accounting treatment. Therefore, the Company has recorded the entire loan balance on the consolidated balance sheet and has recorded the sold portion as borrowings included in other liabilities on the consolidated balance sheet in a total amount of $1,215,000 as of March 31, 2018.

Loans to related parties including commitments were $6,186,000 at March 31, 2018.

(Continued)

10.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Activity in the allowance for loan losses by portfolio segment was as follows for the three month periods ended March 31, 2018 and 2017:

	Three months ended March 31, 2018
				Home Equity	Home Equity
	Commercial	Commercial	Residential	- First	- Second	Installment
	Business	Real Estate	Real Estate	Liens	Liens	and Other	Total

Allowance for loan losses:
Balance at January 1, 2018	$4,898	$4,904	$186	$295	$223	$238	$10,744
Charge-offs	-	-	-	-	-	(6)	(6)
Recoveries	5	-	-	-	-	15	20
Provision for loan losses	(39)	136	25	185	16	(23)	300

Balance at March 31, 2018	$4,864	$5,040	$211	$480	$239	$224	$11,058

	Three months ended March 31, 2017
				Home Equity	Home Equity
	Commercial	Commercial	Residential	- First	- Second	Installment
	Business	Real Estate	Real Estate	Liens	Liens	and Other	Total

Allowance for loan losses:
Balance at January 1, 2017	$5,251	$4,641	$247	$238	$159	$135	$10,671
Charge-offs	(250)	(100)	-	(78)	-	(57)	(485)
Recoveries	48	-	-	-	-	46	94
Provision for loan losses	50	(13)	(5)	20	259	(11)	300

Balance at March 31, 2017	$5,099	$4,528	$242	$180	$418	$113	$10,580

(Continued)

11.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

The balance in the allowance for loan losses and the recorded investment in loans based on impairment method were as follows as of March 31, 2018:

	Loan Balances			Allowance for Loan Losses
	Individually	Collectively	Total	Individually	Collectively
	Evaluated for	Evaluated for	Recorded	Evaluated for	Evaluated for
	Impairment	Impairment	Investment	Impairment	Impairment	Total

Commercial business	$622	$366,100	$366,722	$132	$4,732	$4,864
Commercial real estate	395	395,301	395,696	7	5,033	5,040
Residential real estate	115	67,053	67,168	14	197	211
Home equity - first liens	1,021	44,516	45,537	89	391	480
Home equity - second liens	-	26,131	26,131	-	239	239
Installment and other	146	9,168	9,314	107	117	224

Total	$2,299	$908,269	$910,568	$349	$10,709	$11,058

The loan balances above do not include accrued interest receivable or deferred loan fees.

(Continued)

12.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Troubled Debt Restructurings:

As of March 31, 2018, the Company has a recorded investment in troubled debt restructurings of $583,000. The Company has allocated $86,000 of specific reserves for those loans at March 31, 2018, and has committed to lend no additional amounts.

During 2018, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of 1 loan included one or a combination of the following: a reduction of the stated interest rate of the loan; or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

Loans modified as troubled debt restructurings, by class of loan, occurring during 2018 were as follows:

		Pre-Modification	Post-Modification
		Outstanding Recorded	Outstanding Recorded
	Number of Loans	Investment	Investment
Troubled Debt Restructuring:
Commercial business	1	$75	$75

The troubled debt restructuring described above did not increase the allowance for loan losses during 2018 and resulted in no charge-offs during 2018.

During 2017, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of 1 loan included one or a combination of the following: a reduction of the stated interest rate of the loan; or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

Loans modified as troubled debt restructurings, by class of loan, occurring during 2017 were as follows:

		Pre-Modification	Post-Modification
		Outstanding Recorded	Outstanding Recorded
	Number of Loans	Investment	Investment
Troubled Debt Restructuring:
Commercial business	1	$35	$35

The troubled debt restructurings described above did not increase the allowance for loan losses during 2017 and resulted in no charge-offs during 2017.

No loans modified as troubled debt restructurings experienced payment default during 2018 or 2017 within 12 months of the modification.

(Continued)

13.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Loans individually evaluated for impairment were as follows as of March 31, 2018:

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
2018
With no related allowance recorded:
Commercial business	$266	$231	$-	$236	$-	$-
Commercial real estate	212	212	-	213	-	-
Residential real estate	64	57	-	60	2	-
Home equity - first liens	-	-	-	-	-	-
Home equity - second liens	-	-	-	-	-	-
Installment and other	-	-	-	-	-	-

With an allowance recorded:
Commercial business	703	391	132	401	-	-
Commercial real estate	204	183	7	185	-	-
Residential real estate	61	58	14	61	2	-
Home equity - first liens	1,027	1,021	89	632	6	-
Home equity - second liens	-	-	-	-	-	-
Installment and other	179	146	107	145	1	-

Total	$2,716	$2,299	$349	$1,933	$11	$-

(Continued)

14.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of March 31, 2018 by class of loans:

			Greater Than
	30 – 59	60 – 89	90 Days Past
	Days	Days	Due Still		Loans Not
	Past Due	Past Due	On Accrual	Nonaccrual	Past Due	Total
2018
Commercial business	$79	$-	$-	$622	$366,021	$366,722
Commercial real estate	-	-	-	395	395,301	395,696
Residential real estate	318	-	-	115	66,735	67,168
Home equity – first liens	25	-	-	1,021	44,491	45,537
Home equity – second liens	302	-	-	-	25,829	26,131
Installment and other	56	13	4	146	9,095	9,314

Total	$780	$13	$4	$2,299	$907,472	$910,568

(Continued)

15.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Credit Quality Indicators:

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed generally on a monthly basis but no less than quarterly. The risk category of homogeneous loans is evaluated when a loan becomes delinquent.

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

(Continued)

16.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

As of March 31, 2018, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special
	Pass	Mention	Substandard	Doubtful	Total
2018
Commercial business	$357,095	$9,069	$244	$314	$366,722
Commercial real estate	381,499	6,712	7,485	-	395,696
Residential real estate	66,963	60	145	-	67,168
Home equity - first liens	43,947	569	1,021	-	45,537
Home equity - second liens	25,872	259	-	-	26,131
Installment and other	9,168	-	137	9	9,314

Total	$884,544	$16,669	$9,032	$323	$910,568

(Continued)

17.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 4 - STOCK-BASED COMPENSATION

The Company has a stock incentive plan (“the Plan”) that permits the issuance of stock options and restricted performance shares in order to attract and retain talented executives to manage the Company and the Bank. The Plan also provides for option grants to members of the Board of Directors of the Company and the Bank. At March 31, 2018, 1,240,000 shares of common stock have been authorized for issuance, of which 104,818 shares remain available for future grant as either stock options or restricted performance shares.

Stock Options:  Options may be granted in the form of incentive stock options, non-qualified stock options, or a combination of both. The exercise price equals the fair value of a share of common stock as determined by the Compensation Committee on the grant date. Option exercise is subject to certain conditions, and options expire no later than ten years after the grant date. The option’s vesting period is determined by the Compensation Committee with each grant and has generally been from six months to five years.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the following table. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

There were no options granted for the three months ended March 31, 2018 or 2017.

A summary of the activity in the stock option plan for 2018 follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Options	Price	Term (Years)	Value
Outstanding, beginning of year	153,050	$53.02
Granted	-	-
Exercised	(8,960)	50.70
Expired	-	-

Outstanding, March 31, 2018	144,090	$53.16	5.57	$7,861

Vested or expected to vest	144,090	$53.16	5.57	$7,861

Exercisable at March 31, 2018	97,780	$51.64	4.55	$5,484

Information related to the stock option plan follows:

	March 31,
	2018	2017
Intrinsic value of options exercised	$507	$-
Cash received from options exercised	454	-
Tax benefit realized from options exercised	-	-
Weighted average fair value of options granted	-	-

(Continued)

18.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 4 - STOCK-BASED COMPENSATION (Continued)

Total compensation cost from stock options that has been charged against income was $63,000 and $109,000 for three months ended March 31, 2018 and 2017.

As of March 31, 2018, there was $586,000 of total unrecognized compensation cost related to nonvested stock options granted under the Plan. The cost is expected to be recognized over a weighted-average period of 1.88 years.

Restricted Performance Shares:  Restricted performance shares carry voting and dividend rights; however, sale of the shares is restricted prior to vesting, which is five years and subject to continued employment. Compensation expense is recognized over the vesting period of the shares based on the market value of the shares at issue date. Compensation expense related to the vesting of restricted performance shares totaled $290,000 and $552,000 for the three months ended March 31, 2018 and 2017.

A summary of changes in the Company’s nonvested restricted performance shares through March 31, 2018 follows:

		Weighted-Average
		Grant-Date
Nonvested Shares	Shares	Fair Value

Nonvested at beginning of year	55,580	$56.20
Granted	-	-
Vested	-	-
Forfeited	-	-

Nonvested at March 31, 2018	55,580	$56.20

As of March 31, 2018, there was $2,750,000 of total unrecognized compensation cost related to nonvested shares granted under the Plan. The cost is expected to be recognized over a weighted-average period of 1.88 years. The total fair value of shares vested as of March 31, 2018 was $0. The tax benefit realized from restricted stock performance shares vested $0 for the three months ended March 31, 2018.

NOTE 5 - REGULATORY CAPITAL MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under the Basel III rules, the Company must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.50% by 2019. The capital conservation buffer for 2018 is 1.875%. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of March 31, 2018, the Company and Bank meet all capital adequacy requirements to which they are subject.

(Continued)

19.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 5 - REGULATORY CAPITAL MATTERS (Continued)

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2018, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

Actual and required capital amounts (in thousands) and ratios are presented below at March 31, 2018.

			Minimum Required for		Minimum Required
			Capital Adequacy		To Be Well Capitalized
			Purposes Plus Capital		Under Prompt Corrective
	Actual		Conservation Buffer		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2018
Total Capital (to RWA)
Consolidated	$121,066	12.19%	$98,059	9.875%	N/A	N/A
Bank	111,520	11.30	97,422	9.875	$98,655	10.00%

Tier 1 Capital (to RWA)
Consolidated	110,008	11.08	78,199	7.875	N/A	N/A
Bank	100,462	10.18	77,691	7.875	78,924	8.00

Common Tier 1 (CET1)
Consolidated	100,008	10.07	63,304	6.375	N/A	N/A
Bank	100,462	10.18	62,893	6.375	64,126	6.50
Tier 1 Capital (to average assets)
Consolidated	110,008	9.43	46,648	4.00	N/A	N/A
Bank	100,462	8.66	46,389	4.00	57,986	5.00

The primary source of funds to allow the Company to pay dividends to its stockholders is from dividends received from its bank subsidiary. Under provisions of the Illinois Banking Act, dividends may not be declared by a bank except out of retained net profits. In addition, all dividends paid by the Bank are restricted by the capital adequacy guidelines of the FDIC. The Bank’s retained earnings available for dividends approximated $21,525,000 at March 31, 2018.

NOTE 6 - EARNINGS PER SHARE

The following table presents a reconciliation of the components used to compute basic and diluted income per share for the periods ended:

	Three months ended
	March 31,
	2018	2017
Basic income per share
Basic weighted average common shares outstanding	1,672,625	1,679,986

(Continued)

20.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 6 – EARNING PER SHARE (Continued)

Net income	$2,755	$1,874
Basic income per share	1.65	1.12

Diluted income per share
Basic weighted average common shares outstanding	1,672,625	1,679,986
Dilutive effect of stock options	54,313	26,318

Diluted weighted average common shares outstanding	1,726,938	1,706,304

Net income	$2,755	$1,874
Diluted income per share	1.60	1.10

There were 0 and 75,050 potential common shares that were antidilutive for the three months ended March 31, 2018 and 2017.

The Company periodically repurchases its shares as they become available. The Company repurchased 5,500 shares through March 31, 2018.

NOTE 7 - FAIR VALUES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Securities Available for Sale: The fair value of securities are determined by quoted market prices, if available (Level 1 inputs). For securities where quoted prices are not available, fair values are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Impaired Loans:  At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Impaired loans carried at fair value generally receive specific allocations of the allowance for loan losses. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available.

(Continued)

21.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 7 – FAIR VALUES (Continued)

Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Derivative:  The fair value of the interest rate swap is based on valuation model using observable market data as of the measurement date (Level 2).

Assets and (Liabilities) Measured on a Recurring Basis:  Assets and (liabilities) measured at fair value at March 31, 2018 on a recurring basis are summarized below:

	Level 1	Level 2
Securities:
U.S. Treasury	$26,732	$-
U.S. government-sponsored entities	-	81,705
States and political subdivisions	-	26,778

Derivatives:
Interest rate swap	$-	$32
Mirror interest rate swap	-	(32)

There were no transfers between Level 1 and Level 2 during the three months ended March 31, 2018.

Assets Measured on a Non-Recurring Basis:  Assets measured at fair value at March 31, 2018 on a non-recurring basis are summarized below:

Level 3
Impaired loans:

Commercial business	$260
Commercial real estate	175
Residential real estate	44
Home equity - first liens	932
Installment and other	39

For impaired loans carried at fair value, the following represents impaired loan balances and valuation allowances on those impaired loans at year-end and the provision recorded on the loans during the period ended:

March 31,
2018

Impaired loans with allowance for loan losses allocated	$1,799
Valuation allowance on impaired loans	(349)

Net carrying balance of impaired loans	$1,450
Additional provision recognized during the period	$-

(Continued)

22.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 7 – FAIR VALUES (Continued)

Quantitative information about level 3 fair value measurements for financial instruments measured at fair value non-recurring basis at March 31, 2018 was as follows:

				Range
		Valuation		(Weighted
	Fair value	Technique(s)	Unobservable Input(s)	Average)
Impaired loans:		Sales comparison approach	Adjustment for differences between comparable sales

Commercial business	$260			10%-40% (25%)
Commercial real estate	175			0-25% (11%)
Residential real estate	44			0-25% (11%)
Home equity - first liens	932			0-25% (11%)
Installment and other	39			0-20% (7%)

Fair Value of Financial Instruments:  At March 31, 2018, the carrying amount and estimated fair value of the financial instruments not previously presented are as follows:

		Fair Value Measurements at March 31, 2018
	Carrying Amount	Level 1	Level 2	Level 3	Total

Financial assets:
Cash and due from banks	$96,476	$96,476	-	-	$96,476
Other investments	3,287	N/A	N/A	N/A	N/A
Loans, net (less impaired loans at fair value)	897,324	-	-	898,123	898,123
Accrued interest receivable	3,216	-	-	3,216	3,216

Financial liabilities:
Deposits	$1,041,740	-	$1,040,438	-	$1,040,438
Subordinated debentures	10,000	-	9,600	-	9,600
Accrued interest payable	740	-	740	-	740

The following assumptions were used. The estimated fair values for cash and cash equivalents; accrued interest receivable; demand, NOW, money market, and savings deposits; variable rate loans; and accrued interest payable are considered to approximate their carrying values. The estimated fair value for loans is based on estimates of the rate the Company would charge for similar loans applied for the time period until estimated payment and considering recent third party loan portfolio sales. The fair value estimate of loans does not represent an exit price. The estimated fair value of certificates of deposit is based on estimates of the rate the Company pays on such deposits, applied for the time period until maturity. Fair value of subordinated debentures is based on current rates for similar financing arrangements and with consideration to change in interest rate structure from a fixed rate to a variable rate in March 2010. It was not practicable to determine the fair value of FHLB or FRB stock due to restrictions placed on its transferability. Loan commitments are not included in the table above as their estimated fair value is immaterial.

Other assets and liabilities of the Company that are not defined as financial instruments, such as property and equipment, are not included in the above disclosures.

(Continued)

23.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Table dollars in thousands, except per share data)

Note 8 – PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

The following are the condensed balance sheets and statements of income and cash flows for First Evanston Bancorp, Inc. as of March 31, 2018 and for the three month periods ended March 31, 2018 and 2017.

Condensed Balance Sheet

March 31,
2018
ASSETS
Cash and due from bank	$3,497
Investment in bank subsidiary	99,049
Premises and equipment, net	6,448

Total Assets	$108,994

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures	$10,000
Accrued interest and other liabilities	399
Total Liabilities	10,399

Stockholders’ equity	98,595

Total liabilities and stockholders’ equity	$108,994

Condensed Statements of Income
	March 31,	March 31,
	2018	2017
Income
Rental income	$229	$229

Expenses
Interest Expense	87	69
Other	159	154
	246	223

Income before income tax and undistributed subsidiary income:	(17)	6

Income tax expense (benefit)	(6)	2

Income (loss) before undistributed subsidiary income	(11)	4

Equity in earnings of bank subsidiary	2,766	1,870

Net income	$2,755	$1,874

(Continued)

24.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Table dollars in thousands, except per share data)

Note 8 – PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

Condensed Statements of Cash Flows

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2018	2017
Cash flows from operating activities
Net income	$2,755	$1,874
Adjustments to reconcile net income to net cash from operating activities
Depreciation	41	43
Equity in earnings of bank subsidiary	(2,766)	(1,870)
Change in accrued interest and other assets	-	(1)
Change in accrued interest and other liabilities	(67)	(61)
Net cash from operating activities	(37)	(15)

Cash flows from investing activities
Payments for investments in bank subsidiary	(62)	(110)
Premises and equipment expenditures	-	(40)
Net cash used in investing activities	(62)	(150)

Cash flows from financing activities
Proceeds from issuance of common stock from
exercise of options	807	661
Purchase of treasury stock	(593)	(518)
Net cash from financing activities	214	143

Net change in cash and cash equivalents	115	(22)

Cash and cash equivalents at beginning of year	3,382	5,704

Cash and cash equivalents at end of year	$3,497	$5,682

(Continued)

25.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018

(UNAUDITED)

(Table dollars in thousands, except per share data)

NOTE 9 – INCOME TAXES

The Company uses an estimated annual effective tax rate method in computing its interim tax provision. This effective tax rate is based on forecasted annual pre-tax income, permanent tax differences and statutory tax rates.

The effective tax rates for the three months ended March 31, 2018 and 2017 were 27.6% and 37.6% respectively. The reduction in the effective tax rate is primarily a result of the passage of the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted on December 22, 2017. Among other things, the Tax Act reduces the corporate federal income tax rate from 35% to 21%, effective January 1, 2018. As a result the Company is required to remeasure, through income tax expense, deferred tax assets and liabilities using the enacted tax rate at which these items are expected to recover or settle. The remeasurement of the Company’s net deferred tax asset resulted in additional income tax expense of approximately $1.5 million in the fourth quarter of 2017.

Net deferred tax assets increased from $3.5 million at December 31, 2017 to $3.9 million at March 31, 2018.

NOTE 10 – MERGER

On November 27, the Company executed a definitive agreement with Byline Bancorp, Inc. (“Byline”). Byline will pay an aggregate of $27 million in cash and issue 3.994 shares of Byline common stock for each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger. The transaction is expected to close in the first half of 2018, subject to regulatory approvals, the approval of the Company’s and Byline’s shareholders and the satisfaction of customary closing conditions.

Under the merger agreement, the Company agreed to certain operating limitations on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, the Company is required to conduct business in the ordinary and usual course of business consistent with past practices. In certain instances, the Company may be required to obtain Byline’ prior written consent as specified in the merger agreement.

The Company is responsible for the payment of legal, professional and investment banking fees incurred on its behalf related to the merger. For the three months ended March 31, 2018 and 2017, the Company incurred $267,000 and $0 in merger related expenses.

On May 31, 2018, Byline completed its acquisition of the Company. In the aggregate, Byline paid $27.0 million in cash and issued approximately 6.7 million shares of its common stock in respect of the outstanding shares of the Company. The value of the total merger consideration at closing was approximately $178.6 million.

26.